[KIRBY LOGO]


KIRBY CORPORATION                                   CONTACT:  STEVE HOLCOMB
                                                              713-435-1135

FOR IMMEDIATE RELEASE
---------------------


                           KIRBY CORPORATION ANNOUNCES
                   2004 THIRD QUARTER AND NINE MONTHS RESULTS

     - EARNINGS PER SHARE FOR THE 2004 THIRD QUARTER INCREASED TO $.53 FROM $.46 IN THE 2003 THIRD QUARTER AND TO $1.44 FOR THE FIRST NINE MONTHS OF 2004 FROM $1.22 IN THE 2003 FIRST NINE MONTHS

     - 2004 THIRD QUARTER AND FIRST NINE MONTHS RESULTS WERE NEGATIVELY IMPACTED BY HURRICANE IVAN, HIGHER FUEL COSTS, CLOSURE FOR REPAIR OF A MAJOR LOCK ON THE OHIO RIVER AND SALE OF A 50% OWNED LIQUID PRODUCTS TERMINAL

     - 2004 FOURTH QUARTER EARNINGS PER SHARE GUIDANCE IS $.50 TO $.54 COMPARED WITH $.45 IN THE 2003 FOURTH QUARTER

     - 2004 YEAR EARNINGS PER SHARE GUIDANCE INCREASED TO $1.94 TO $1.98 VERSUS $1.67 EARNED IN THE 2003 YEAR

HOUSTON, TEXAS (OCTOBER 27, 2004) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced net earnings for the third quarter ended September 30, 2004 of $13,250,000, or $.53 per share, an 18% improvement compared with $11,211,000, or $.46 per share, for the third quarter of 2003. The 2004 third quarter net earnings were in line with Kirby's published earnings guidance range of $.50 to $.54 per share. Consolidated revenues for the 2004 third quarter were $173,389,000, a 12% increase compared with $154,507,000 for the 2003 third quarter.

Kirby reported record net earnings for the first nine months of 2004 of $36,048,000, or $1.44 per share, a 21% increase compared with $29,868,000, or $1.22 per share, for the first nine months of 2003. Consolidated revenues for the first nine months of 2004 were $501,580,000, a 9% increase compared with $461,446,000 for the first nine months of 2003.

Marine transportation revenues and operating income for the 2004 third quarter increased 14% and 25%, respectively, compared with the third quarter of 2003. For the first nine months of 2004, marine transportation revenues and operating income increased 10% and 20%, respectively, when compared with the first nine months of 2003. The favorable results reflected strong petrochemical volumes as customers continued to run their plants at high utilization rates. Black oil volumes were strong, driven by high volumes of heavy refinery residual oil by-products, and refined products volumes reflected typical Midwest summer demand. Agricultural chemical volumes remained weak despite low Midwest inventory levels.

The marine transportation 2004 third quarter and first nine months results were impacted by the following:

     - HURRICANE IVAN - Made landfall near Gulf Shores, Alabama on September 16 and resulted in customer petrochemical plant and refinery closures, diversion of marine equipment and closure of the Gulf Intracoastal Waterway along the projected path of the storm. The initial projected path was from New Orleans to the Florida panhandle. Hurricane Ivan impacted the inland marine operations, as well as the operations of the 35% owned offshore partnership with a Florida utility, lowering Kirby's results by an estimated $.02 per share.

     - DIESEL FUEL - The average price per gallon of diesel fuel consumed increased to $1.16 for the 2004 third quarter compared with $1.00 for the first six months of 2004. Higher fuel prices lowered Kirby's results by an estimated $.01 per share.

     - MCALPINE LOCK CLOSURE - Major lock on the Ohio River closed for repair for 12 days in August, stopping all waterborne traffic with a destination upriver of Louisville, Kentucky, including Cincinnati and Pittsburgh. The closure of the lock lowered Kirby's results by an estimated $.01 per share, less than initially forecasted.

     - SALE OF LIQUID PRODUCTS TERMINAL - Sale of the 50% owned Shreveport, La. terminal resulting in a third quarter 2004 loss on the sale of $.015 per share. This loss is reflected in equity in earnings of marine affiliates.

The diesel engine services segment's third quarter 2004 revenues were in line with the 2003 third quarter revenues. Operating income improved by 7%, principally from increased sales of higher margin power generation parts. The segment's Midwest dry cargo river market was enhanced with the April 2004 purchase of the diesel engine services operations of Walker Paducah Corp. The segment's power generation market benefited from direct parts sales to a major power customer, while the rail market benefited from overall strong direct parts sales. The Gulf Coast offshore oil service market, and East Coast and West Coast marine markets remained weak, thereby negatively affecting the segment's 2004 third quarter results.

Equity in earnings of marine affiliates for the 2004 third quarter was a loss of $782,000, and included the loss on the sale of the terminal and the negative impacts on the Company's 35% owned offshore partnership from Hurricanes Ivan, Frances and Jeanne.

Joe Pyne, Kirby's President and Chief Executive Officer, commented, "Despite some challenges in the third quarter with respect to hurricanes, fuel, lock closures and the sale of the terminal, business levels allowed us to continue to perform well. Had it not been for these challenges, we would have been comfortably above the high end of our forecasted range. We are forecasting net earnings for the 2004 fourth quarter in the $.50 to $.54 per share range. This guidance compares with net earnings of $.45 per share reported for the 2003 fourth quarter. Our 2004 fourth quarter guidance range is based on firm petrochemical and black oil volumes, normal winter upriver refined products volumes, stronger imported agricultural chemical volumes and increased delay days resulting from anticipated winter weather conditions."

Mr. Pyne further commented, "For the 2004 year, Kirby's earnings per share guidance is $1.94 to $1.98. This guidance compares with 2003 year earnings per share of $1.67. Capital spending guidance for 2004 has been revised to $90 to $93 million from $85 to $90 million and includes approximately $42.5 million for the construction of 16 new 30,000 barrel petrochemical tank barges and 10 new 30,000 barrel black oil tank barges. The increased capital spending guidance reflects higher steel prices, progress payments on barges scheduled for delivery in 2005 and the timing of capital upgrades on existing equipment."

This earnings press release includes marine transportation performance measures for both the 2004 and 2003 third quarters and first nine months. The performance measures include ton miles, revenues per ton mile, towboats operated and delay days. Comparable performance measures for the 2003 and 2002 years and quarters are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.
                        -----------------

A conference call is scheduled at 9:00 a.m. central time tomorrow, Thursday, October 28, 2004, to discuss the 2004 third quarter and first nine months, and the outlook for the 2004 fourth quarter and full year. The conference call number is 888-328-2514 for domestic callers and 706-679-3262 for international callers. The leader's name is Steve Holcomb. An audio playback will be available at approximately 11:00 a.m. central time on October 29 through 6:00 p.m. on Friday, November 26, 2004, by dialing 800-642-1687 for domestic callers and 706-645-9291 for international callers. The conference ID number is 1755171. The conference call can also be accessed by visiting Kirby's homepage at http://www.kirbycorp.com/ or at http://audioevent.mshow.com/191510. A replay
   -------------------------       ----------------------------------
will  be  available  on  each  of those web sites following the conference call.

The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2004 and 2003 third quarters and first nine months with GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through the diesel engine services segment, Kirby provides after-market service for large medium-speed diesel engines used in marine, power generation and industrial, and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and the number of acquisitions made by Kirby. A listing of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                           CONFERENCE CALL INFORMATION

DATE:     THURSDAY, OCTOBER 28, 2004
TIME:     9:00 A.M. CENTRAL TIME
U.S.:     888-328-2514
INT'L:    706-679-3262
LEADER:   STEVE HOLCOMB
PASSCODE: KIRBY
WEBCAST:  HTTP://WWW.KIRBYCORP.COM/ OR HTTP://AUDIOEVENT.MSHOW.COM/191510
          -------------------------    ----------------------------------

A summary of the results for the third quarter and first nine months follows:

                          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                          ---------------------------------------------

                                                          THIRD QUARTER          NINE MONTHS
                                                     ---------------------  ---------------------
                                                        2004       2003        2004       2003
                                                     ----------  ---------  ----------  ---------
                                                  (unaudited, $ in thousands except per share amounts)
Revenues:
  Marine transportation . . . . . . . . . . . . . .  $ 153,114   $134,396   $ 437,672   $396,617
  Diesel engine services  . . . . . . . . . . . . .     20,275     20,111      63,908     64,829
                                                     ----------  ---------  ----------  ---------
                                                       173,389    154,507     501,580    461,446
                                                     ----------  ---------  ----------  ---------
Costs and expenses:
  Costs of sales and operating expenses . . . . . .    108,690     98,800     320,008    300,804
  Selling, general and administrative . . . . . . .     21,331     18,069      60,775     54,381
  Taxes, other than on income . . . . . . . . . . .      3,398      3,385      10,800      9,921
  Depreciation and other amortization . . . . . . .     14,015     13,369      41,403     38,495
  Loss (gain) on disposition of assets  . . . . . .         43        (71)        241         62
                                                     ----------  ---------  ----------  ---------
                                                       147,477    133,552     433,227    403,663
                                                     ----------  ---------  ----------  ---------

      Operating income  . . . . . . . . . . . . . .     25,912     20,955      68,353     57,783
  Equity in earnings (loss) of marine affiliates  .       (782)     1,022         534      2,209
  Other expense . . . . . . . . . . . . . . . . . .       (415)      (134)       (737)      (736)
  Interest expense  . . . . . . . . . . . . . . . .     (3,344)    (3,761)    (10,008)   (11,082)
                                                     ----------  ---------  ----------  ---------

    Earnings before taxes on income . . . . . . . .     21,371     18,082      58,142     48,174
  Provision for taxes on income . . . . . . . . . .     (8,121)    (6,871)    (22,094)   (18,306)
                                                     ----------  ---------  ----------  ---------

    Net earnings  . . . . . . . . . . . . . . . . .  $  13,250   $ 11,211   $  36,048   $ 29,868
                                                     ==========  =========  ==========  =========

Net earnings per share of common stock:
  Basic . . . . . . . . . . . . . . . . . . . . . .  $     .54   $    .46   $    1.48   $   1.24
  Diluted . . . . . . . . . . . . . . . . . . . . .  $     .53   $    .46   $    1.44   $   1.22
Common stock outstanding (in thousands):
  Basic . . . . . . . . . . . . . . . . . . . . . .     24,507     24,166      24,435     24,112
  Diluted . . . . . . . . . . . . . . . . . . . . .     25,190     24,545      25,066     24,429

                               CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               --------------------------------------------
                                                          THIRD QUARTER          NINE MONTHS
                                                     ---------------------  ---------------------
                                                        2004       2003        2004       2003
                                                     ----------  ---------  ----------  ---------
                                                 (UNAUDITED, $IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
EBITDA:  (1)
  Net earnings  . . . . . . . . . . . . . . . . . .  $  13,250   $ 11,211   $  36,048   $ 29,868
  Interest expense  . . . . . . . . . . . . . . . .      3,344      3,761      10,008     11,082
  Provision for taxes on income . . . . . . . . . .      8,121      6,871      22,094     18,306
  Depreciation and other amortization . . . . . . .     14,015     13,369      41,403     38,495
                                                     ----------  ---------  ----------  ---------
                                                     $  38,730   $ 35,212   $ 109,553   $ 97,751
                                                     ==========  =========  ==========  =========

EBITDA per share - diluted (1)  . . . . . . . . . .  $    1.54   $   1.43   $    4.37   $   4.00
Capital expenditures  . . . . . . . . . . . . . . .  $  19,750   $ 14,464   $  75,810   $ 52,187
Acquisitions of businesses and marine equipment . .  $       -   $      -   $  11,085   $ 37,816
                                                                                 SEPTEMBER 30,
                                                                            ---------------------
                                                                               2004       2003
                                                                            ----------  ---------
                                                                          (UNAUDITED, $IN THOUSANDS)
Long-term debt, including current portion . . . . . . . . . . . . . . .     $ 251,397   $270,049
Stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . .     $ 414,634   $356,590
Debt to capitalization ratio  . . . . . . . . . . . . . . . . . . . . .          37.7%      43.1%

                             MARINE TRANSPORTATION STATEMENTS OF EARNINGS
                             --------------------------------------------

                                                         THIRD QUARTER                NINE MONTHS
                                                 -----------------------------  ----------------------
                                                      2004           2003          2004        2003
                                                 --------------  -------------  ----------  ----------
                                                               (UNAUDITED, $IN THOUSANDS)
Marine transportation revenues  . . . . . . .    $     153,114   $    134,396   $ 437,672   $ 396,617
                                                 --------------  -------------  ----------  ----------

Costs and expenses:
  Costs of sales and operating expenses . . .           93,579         83,492     272,626     251,713
  Selling, general and administrative . . . .           16,887         14,216      47,619      42,836
  Taxes, other than on income . . . . . . . .            3,293          3,206      10,475       9,450
  Depreciation and other amortization . . . .           13,286         12,654      39,148      36,304
                                                 --------------  -------------  ----------  ----------
                                                       127,045        113,568     369,868     340,303
                                                 --------------  -------------  ----------  ----------

    Operating income  . . . . . . . . . . . .    $      26,069   $     20,828   $  67,804   $  56,314
                                                 ==============  =============  ==========  ==========

    Operating margins . . . . . . . . . . . .             17.0%          15.5%       15.5%       14.2%
                                                 ==============  =============  ==========  ==========


                            DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS
                            ---------------------------------------------

                                                         THIRD QUARTER                NINE MONTHS
                                                 -----------------------------  ----------------------
                                                      2004           2003          2004        2003
                                                 --------------  -------------  ----------  ----------
                                                                (UNAUDITED, $IN THOUSANDS)

Diesel engine services revenues . . . . . . .    $      20,275   $     20,111   $  63,908   $  64,829
                                                 --------------  -------------  ----------  ----------

Costs and expenses:
  Costs of sales and operating expenses . . .           15,102         15,246      47,269      48,951
  Selling, general and administrative . . . .            3,041          2,859       9,092       8,607
  Taxes, other than income  . . . . . . . . .               95             81         268         241
  Depreciation and amortization . . . . . . .              264            272         883         788
                                                 --------------  -------------  ----------  ----------
                                                        18,502         18,458      57,512      58,587
                                                 --------------  -------------  ----------  ----------

    Operating income  . . . . . . . . . . . .    $       1,773   $      1,653   $   6,396   $   6,242
                                                 ==============  =============  ==========  ==========

    Operating margins . . . . . . . . . . . .              8.7%           8.2%       10.0%        9.6%
                                                 ==============  =============  ==========  ==========

                                       OTHER COSTS AND EXPENSES
                                       ------------------------

                                                         THIRD QUARTER                NINE MONTHS
                                                 -----------------------------  ----------------------
                                                      2004           2003          2004        2003
                                                 --------------  -------------  ----------  ----------
                                                                 (UNAUDITED, $IN THOUSANDS)

General corporate expenses  . . . . . . . . .    $       1,887   $      1,597   $   5,606   $   4,711
                                                 ==============  =============  ==========  ==========
Loss (gain) on disposition of assets  . . . .    $          43   $        (71)  $     241   $      62
                                                 ==============  =============  ==========  ==========


                                  Page 6 of 7

                             MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS
                            -----------------------------------------------

                                                         THIRD QUARTER                NINE MONTHS
                                                 -----------------------------  ----------------------
                                                      2004           2003          2004        2003
                                                 --------------  -------------  ----------  ----------
Ton Miles (in millions)  (2) . . . . . . . . .           4,238          4,021      12,294      11,467
Revenue/Ton Mile (cents/tm) (3)  . . . . . . .             3.6            3.3         3.6         3.5
Towboats operated (average)  (4) . . . . . . .             237            222         235         226
Delay Days  (5). . . . . . . . . . . . . . . .           1,658          1,001       5,839       4,852
Average cost per gallon of fuel consumed . . .   $        1.16   $        .86   $    1.04   $     .89
Tank barges:
  Active . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        888         882
  Inactive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49          70
Barrel capacities (in millions):
  Active . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16.4        16.0
  Inactive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         .9         1.3

-------------------------------

(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby's incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: Third quarter 2004 revenues of $153,114,000 divided by 4,238,000,000 ton miles = 3.6 cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.

                                       ###


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